Exhibit 99.1

Noodles & Company Announces First Quarter 2021 Financial Results
Sales Momentum Accelerating, Company-Owned Comparable Restaurant Sales Growth of 10.5%
Average Unit Volumes Increase 12.7% versus Q1 2020 and 6.1% versus Q1 2019

Broomfield, Colo., April 29, 2021 (GLOBE NEWSWIRE) - Noodles & Company (Nasdaq: NDLS) today announced financial results for its first quarter ended March 30, 2021.

“We are very pleased with our first quarter results, which included growth of 10.5% in company-owned comparable restaurant sales and 12.7% in average unit volumes versus the first quarter of 2020, reflecting strong momentum in the business as we make progress against the accelerated growth objectives that we outlined earlier in 2021. Momentum accelerated throughout the first quarter and has continued into the second quarter. Average unit volumes have increased to an all-time record level of $1.35 million during our April fiscal period, nearly 13% above the same pre-COVID period in 2019. While we will continue to remain nimble in the face of continued uncertainty surrounding COVID-19, our recent results and improvement we are seeing in metrics across the organization give us confidence that we will continue to build upon the digital sales growth gained during the last year, even as we see a return to our dine-in business,” said Dave Boennighausen, Chief Executive Officer of Noodles & Company.

Boennighausen continued, “As we look ahead, we are more encouraged than ever that our brand is well positioned to thrive in the years to come. Our 2019 and 2020 new restaurant openings as a group continue to have the best sales performance in our history, and we are making strong progress in building our pipeline to achieve 7% annual system-wide unit growth in 2022 and at least 10% shortly thereafter. Our culinary innovations continue to resonate with consumers and redefine the brand for consumers, which was reinforced by our first quarter rollout of our low carb, gluten free Cauliflower Gnocchi and will be bolstered later in the second quarter through our national launch of Tortelloni. Furthermore, our digital platforms remain a significant strength, as we improve our level of convenience and engagement with guests. Finally, and most importantly, we are fortunate to have a dedicated team of high performers throughout our organization who are excited to welcome guests back into our restaurants while serving our large base of off-premise customers.”

Key highlights for the first quarter of 2021 versus the first quarter of 2020 include:
•Total revenue was $109.6 million compared to $100.3 million.
•Comparable restaurant sales increased 10.7% system-wide, comprised of a 10.5% increase at company-owned restaurants and an 11.7% increase at franchise restaurants.
•Company Average Unit Volumes in the first quarter of 2021 increased 12.7% compared to the first quarter of 2020 and 6.1% compared to the first quarter of 2019.
•Digital sales grew 110% compared to the first quarter of 2020 and accounted for 62% of sales.
•Net loss was $2.0 million, or $0.04 per diluted share, compared to net loss of $5.8 million, or $0.13 per diluted share, in the first quarter of 2020.
•Adjusted net loss(1) was $0.8 million, or $0.02 per diluted share, compared to an adjusted net loss of $3.9 million, or $0.09 per diluted share, in the first quarter of 2020.
•Adjusted EBITDA(1) was $6.3 million compared to $1.8 million for the first quarter of 2020.
•Restaurant contribution margin(1) increased 290 bps to 13.6%.
•Net debt decreased to $34.0 million compared to $35.6 million at end of the first quarter 2020.
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(1)    Adjusted net income (loss), restaurant contribution margin, EBITDA, adjusted EBITDA and net debt are non-GAAP measures. Reconciliations of net income (loss) to adjusted net income, EBITDA and adjusted EBITDA and debt to net debt are included in the accompanying financial data. See “Non-GAAP Financial Measures.”

First Quarter 2021 Financial Results

Total revenue grew 9.2% to $109.6 million in the first quarter of 2021, compared to $100.3 million in the first quarter of 2020. This growth was due to an increase in system-wide comparable restaurant sales as well as new restaurant openings performing at higher levels than historical openings, partially offset by temporary restaurant closures related to COVID-19 and restaurant closures.

In the first quarter of 2021, system-wide comparable restaurant sales increased 10.7%, comprised of a 10.5% increase at company-owned restaurants and an 11.7% increase at franchise restaurants. Comparable restaurant sales improved sequentially throughout each month of the quarter, particularly in March as the Company lapped the initial impact of the COVID-19 pandemic. Average unit volumes, which normalizes for the impact of temporary restaurant closures, increased 12.7% over the first quarter of 2020 and 6.1% compared to the first quarter of 2019.

Digital sales during the first quarter grew 110% relative to the first quarter of the prior year and accounted for 62% of total revenue. Digital sales continued to grow throughout the first quarter even as nearly all of our dining rooms reopened.

Restaurant contribution margin increased to 13.6% in the first quarter of 2021, compared to 10.7% in the first quarter of 2020. This increase was primarily due to leverage on increased average unit volumes and the run rate of our implemented labor efficiencies, offset by increased third-party delivery fees associated with higher revenue.

The safety and well-being of our team members and guests remains our highest priority and we continue to actively monitor and adhere to local and federal mandates as it relates to in-restaurant dining. As of April 28, 2021, the Company has 98% of company-owned locations and 100% of franchise locations offering in-restaurant dining.

In the first quarter of 2021, six company-owned restaurants were closed, some of which were near the end of their lease and were not well-positioned for a post-COVID consumer environment. The Company currently anticipates only one additional permanent closure through the balance of 2021. There were 448 restaurants system-wide at the end of the first quarter 2021, comprised of 372 company-owned restaurants and 76 franchise restaurants. Recent openings that are not in the Company’s comparable restaurant base, many of which offer order ahead drive-thru pick-up windows, continue to perform as a group at the highest sales level of any class of new restaurants in the Company’s history.

For the first quarter of 2021, the Company reported a net loss of $2.0 million, or $0.04 per diluted share, compared with net loss of $5.8 million in the first quarter of 2020, or $0.13 per diluted share. Loss from operations for the first quarter of 2021 was $1.4 million, compared to a loss from operations of $4.9 million in the first quarter of 2020. Closure costs in the first quarter of 2021 included ongoing costs as well as adjustments to liabilities as lease terminations occur.

Adjusted net loss was $0.8 million, or $0.02 per diluted share, in the first quarter of 2021, compared to adjusted net loss of $3.9 million, or $0.09 per diluted share, in the first quarter of 2020. Adjusted EBITDA increased to $6.3 million in the first quarter of 2021 from $1.8 million in the first quarter of 2020.

Liquidity Update:

As of March 30, 2021, the Company had $3.1 million of cash on hand, outstanding debt of $38.8 million under the revolving credit facility and $52.3 million available for borrowing, reflecting a debt reduction of $5.0 million during the quarter.

Business Outlook:

Due to the continuing uncertainty surrounding the future impact of the COVID-19 pandemic and its potential impact on the Company’s near-term operations, Noodles & Company is not providing full financial guidance for fiscal year 2021. However, the Company is providing the following expectations within 2021:
•10 to 15 new restaurants system-wide in 2021, including eight to eleven company-owned locations; and
•Capital expenditures of $20 million to $24 million in 2021.

The Company is also maintaining its accelerated growth objectives outlined earlier in 2021, including the following:
•System-wide unit growth of at least 7% annually beginning in 2022, quickly reaching 10% annual growth on a path to at least 1,500 units;
•Average unit volumes of $1.45 million by 2024; and
•Restaurant contribution margin of 20% by 2024.

Non-GAAP Financial Measures

The Company believes that a quantitative reconciliation of the Company’s non-GAAP financial measures guidance to the most comparable financial measures calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to provide guidance for various reconciling items that are outside of the Company’s control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. A reconciliation of certain non-GAAP financial measures would also require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit thereof. None of these measures, nor their probable significance, can be reliably quantified. The non-GAAP financial measures noted above have limitations as analytical financial measures, as discussed below in the section entitled “Non-GAAP Financial Measures.” In addition, the guidance with respect to non-GAAP financial measures is a forward-looking statement, which by its nature involves risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statement, as discussed below in the section entitled “Forward-Looking Statements.”

Key Definitions

Average Unit Volume — represents the average annualized sales of all restaurants for a given time period. Average unit volume is calculated by dividing restaurant revenue by the number of operating days within each time period and multiplying by the number of operating days we have in a typical year. This measurement allows management to assess changes in revenue patterns at our restaurants.

Comparable Restaurant Sales — represents year-over-year sales comparisons for the comparable restaurant base open for at least 18 full periods. This measure highlights performance of existing restaurants, as the impact of new restaurant openings is excluded. Changes in comparable restaurant sales are generated by changes in traffic, which we calculate as the number of entrées sold, or changes in per-person spend, calculated as sales divided by traffic. For fiscal year 2020, restaurants that were temporarily closed or operating at reduced hours or dining capacity due to the COVID-19 pandemic remained in comparable restaurant sales.

Restaurant Contribution and Restaurant Contribution Margin — restaurant contribution represents restaurant revenue less restaurant operating costs, which are costs of sales, labor, occupancy and other restaurant operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are presented because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses restaurant contribution and restaurant contribution margin as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors. See “Non-GAAP Financial Measures” below.

EBITDA and Adjusted EBITDA — EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization, restaurant impairments, closure costs and asset disposals, acquisition costs, severance costs and stock-based compensation expense. EBITDA and Adjusted EBITDA are presented because: (i) management believes they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, asset disposals and closure costs, and (ii) management uses them internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare performance to that of competitors. See “Non-GAAP Financial Measures” below.

Adjusted Net Income (Loss) — represents net income (loss) plus various adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s performance, excluding the impact of special items that affect the comparability of results in past quarters and expected results in future quarters. See “Non-GAAP Financial Measures” below.

Net Debt — represents debt (the most comparable GAAP measure, calculated as long-term obligations plus short-term borrowings) minus cash and equivalents. Management believes that net debt is an important measure to monitor leverage and evaluate the balance sheet. With respect to net debt, cash and equivalents are subtracted from the GAAP measure because they could be used to reduce the Company’s debt obligations. A limitation associated with using net debt is that it subtracts cash and equivalents and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. Management believes that investors may find it useful to monitor leverage and evaluate the balance sheet. See “Non-GAAP Financial Measures” below.

Conference Call

Noodles & Company will host a conference call to discuss its first quarter financial results on Thursday, April 29, 2021 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (877) 303-1298 or for international callers by dialing (253) 237-1032. A replay will be available after the call and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the passcode is 8986154. The replay will be available until Thursday, May 6, 2021. The conference call will also be webcast live from the Company’s corporate website at investor.noodles.com, under the “Events & Presentations” page. An archive of the webcast will be available at this location shortly after the call has concluded until Thursday, May 6, 2021.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, restaurant contribution and restaurant contribution margin (collectively, the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or to be superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s operating performance excluding the impact of restaurant impairment and closure costs, dead deal or registration statement costs, severance costs and stock-based compensation expense and the tax effect of such adjustments. However, the Company recognizes that non-GAAP financial measures have limitations as analytical financial measures. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP metrics only supplementally. There are numerous of these limitations, including that: adjusted EBITDA does not reflect the Company’s capital expenditures or future requirements for capital expenditures; adjusted EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments, associated with our indebtedness; adjusted EBITDA does not reflect depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, and do not reflect cash requirements for such replacements; adjusted EBITDA does not reflect the cost of stock-based compensation; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted net income (loss) does not reflect cash expenditures, or future requirements, for lease termination payments and certain other expenses associated with reduced new restaurant development; and restaurant contribution and restaurant contribution margin are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures. When analyzing the Company’s operating performance, investors should not consider non-GAAP financial metrics in isolation or as substitutes for net income (loss) or cash flow from operations, or other statement of operations or cash flow statement data prepared in accordance with GAAP. The non-GAAP financial measures used by the Company in this press release may be different from the measures used by other companies.

For more information on the non-GAAP financial measures, please see the “Reconciliation of Non-GAAP Measurements to GAAP Results” tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

About Noodles & Company

Since 1995, Noodles & Company has been serving noodles your way, from noodles and flavors that you know and love, to new ones you’re about to discover for the first time. From indulgent Wisconsin Mac & Cheese to good-for-you Zoodles, Noodles serves a world of flavor in every bowl. Made up of 448 restaurants and 8,000 passionate team members, Noodles is dedicated to nourishing and inspiring every guest who walks through the door. To learn more or find the location nearest you, visit www.noodles.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties such as the number of restaurants we intend to open, projected capital expenditures and estimates of our effective tax rates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding our ability to navigate the COVID-19 pandemic, projected capital expenditures, the revenue and balance sheet impact of the COVID-19 pandemic, estimated costs associated with our closure of underperforming restaurants, the implementation and results of strategic initiatives and investments and our future financial performance, including comparable sales improvement and our ability to generate positive cash flow. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, our ability to sustain our overall growth, in particular, our digital sales growth; our ability to open new restaurants on schedule and cause those newly opened restaurants to be successful; our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; the success of our marketing efforts; price and availability of commodities; our ability to adequately staff our restaurants; changes in labor costs; the extent, duration and severity of the COVID-19 pandemic; governmental and guest response to the COVID-19 pandemic; other conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; consumer reaction to industry related public health issues and health pandemics, including the COVID-19 pandemic and perceptions of food safety; our ability to continue to access the financing necessary to execute our business strategy; current economic conditions; consumer confidence and spending patterns; seasonal factors; and weather. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2020 filed on February 25, 2021. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Noodles & Company
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended
	March 30, 2021	March 31, 2020
Revenue:
Restaurant revenue	$107,744	$98,716
Franchising royalties and fees, and other	1,833	1,632
Total revenue	109,577	100,348
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	26,977	25,204
Labor	34,306	34,231
Occupancy	11,649	12,060
Other restaurant operating costs	20,205	16,689
General and administrative	10,929	10,554
Depreciation and amortization	5,587	5,335
Pre-opening	58	73
Restaurant impairments, closure costs and asset disposals	1,231	1,056
Total costs and expenses	110,942	105,202
Loss from operations	(1,365)	(4,854)
Interest expense, net	622	968
Loss before taxes	(1,987)	(5,822)
(Benefit) provision for income taxes	(10)	13
Net loss	$(1,977)	$(5,835)
Loss per Class A and Class B common stock, combined
Basic	$(0.04)	$(0.13)
Diluted	$(0.04)	$(0.13)
Weighted average shares of Class A and Class B common stock outstanding, combined:
Basic	45,098,028	44,142,220
Diluted	45,098,028	44,142,220

Noodles & Company
Condensed Consolidated Statements of Operations as a Percentage of Revenue
(unaudited)

	Fiscal Quarter Ended
	March 30, 2021	March 31, 2020
Revenue:
Restaurant revenue	98.3%	98.4%
Franchising royalties and fees, and other	1.7%	1.6%
Total revenue	100.0%	100.0%
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below): (1)
Cost of sales	25.0%	25.5%
Labor	31.8%	34.7%
Occupancy	10.8%	12.2%
Other restaurant operating costs	18.8%	16.9%
General and administrative	10.0%	10.5%
Depreciation and amortization	5.1%	5.3%
Pre-opening	0.1%	0.1%
Restaurant impairments, closure costs and asset disposals	1.1%	1.1%
Total costs and expenses	101.2%	104.8%
Loss from operations	(1.2)%	(4.8)%
Interest expense, net	0.6%	1.0%
Loss before taxes	(1.8)%	(5.8)%
(Benefit) provision for income taxes	—%	—%
Net loss	(1.8)%	(5.8)%
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(1)As a percentage of restaurant revenue.

Noodles & Company
Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant activity, unaudited)

	As of
	March 30, 2021	December 29, 2020
Balance Sheet Data
Total current assets	$19,470	$23,714
Total assets	343,179	353,631
Total current liabilities	63,115	58,129
Total long-term debt	36,018	40,949
Total liabilities	315,054	323,932
Total stockholders’ equity	28,125	29,699

	Fiscal Quarter Ended
	March 30, 2021	December 29, 2020	September 29, 2020	June 30, 2020	March 31, 2020
Selected Operating Data
Restaurant Activity:
Company-owned restaurants at end of period	372	378	378	380	381
Franchise restaurants at end of period	76	76	76	76	77
Revenue Data:
Company-owned average unit volume	$1,170	$1,064	$1,187	$891	$1,038
Franchise average unit volume	$1,142	$1,073	$1,102	$781	$994
Company-owned comparable restaurant sales	10.5%	(4.2)%	(3.6)%	(30.1)%	(7.0)%
Franchise comparable restaurant sales	11.7%	(7.9)%	(5.0)%	(35.4)%	(8.9)%
System-wide comparable restaurant sales	10.7%	(4.7)%	(3.8)%	(30.9)%	(7.2)%

Reconciliations of Non-GAAP Measurements to GAAP Results

Noodles & Company
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Fiscal Quarter Ended
	March 30, 2021	March 31, 2020
Net loss	$(1,977)	$(5,835)
Depreciation and amortization	5,587	5,335
Interest expense, net	622	968
(Benefit) provision for income taxes	(10)	13
EBITDA	$4,222	$481
Restaurant impairments, closure costs and asset disposals	1,231	1,056
Stock-based compensation expense	802	159
Fees and costs related to transactions and other acquisition/disposition costs	—	89
Adjusted EBITDA	$6,255	$1,785
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EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net (loss) income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. These measures are presented because we believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations.
EBITDA is calculated as net (loss) income before interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to reflect the eliminations shown in the table above.
EBITDA and adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, closure costs and asset disposals and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

Noodles & Company
Reconciliation of Net Loss to Adjusted Net Loss
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended
	March 30, 2021	March 31, 2020
Net loss	$(1,977)	$(5,835)
Restaurant impairments, divestitures and closure costs (a)	939	440
Fees and costs related to transactions and other acquisition/disposition costs (b)	—	89
Tax adjustments, net (c)	236	1,414
Adjusted net loss	$(802)	$(3,892)

Loss per Class A and Class B common stock, combined
Basic	$(0.04)	$(0.13)
Diluted	$(0.04)	$(0.13)
Adjusted loss per Class A and Class B common stock, combined (d)
Basic	$(0.02)	$(0.09)
Diluted	$(0.02)	$(0.09)
Weighted average Class A and Class B common stock outstanding, combined (d)
Basic	45,098,028	44,142,220
Diluted	45,098,028	44,142,220
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Adjusted net income (loss) is a supplemental measure of financial performance that is not required by or presented in accordance with GAAP. We define adjusted net income (loss) as net income (loss) plus the impact of adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net income (loss) as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted net income (loss) should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results.

(a)     Reflects the adjustment to eliminate the impact of impairing restaurants, divestiture costs and ongoing closure costs recognized during the first quarters of 2021 and 2020. Both periods include ongoing closure costs from restaurants closed in previous years. These expenses are included in the “Restaurant impairments, closure costs and asset disposals” line in the Condensed Consolidated Statements of Operations.
(b)    Reflects the adjustment to eliminate expenses related to certain corporate transactions in the first quarter of 2020.
(c)    Reflects the adjustment to normalize the impact of the valuation allowance that affects our annual effective tax rate and the tax impact of the other adjustments discussed in (a) through (b) above.
(d)    Adjusted per share amounts are calculated by dividing adjusted net income (loss) by the basic and diluted weighted average shares outstanding.

Noodles & Company
Reconciliation of Operating Loss to Restaurant Contribution
(in thousands, unaudited)

	Fiscal Quarter Ended
	March 30, 2021	March 31, 2020
Loss from operations	$(1,365)	$(4,854)
Less: Franchising royalties and fees, and other	1,833	1,632
Plus: General and administrative	10,929	10,554
Depreciation and amortization	5,587	5,335
Pre-opening	58	73
Restaurant impairments, closure costs and asset disposals	1,231	1,056
Restaurant contribution	$14,607	$10,532

Restaurant contribution margin	13.6%	10.7%
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Restaurant contribution represents restaurant revenue less restaurant operating costs, which are the cost of sales, labor, occupancy and other operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are non-GAAP measures that are neither required by, nor presented in accordance with GAAP, and the calculations thereof may not be comparable to similar measures reported by other companies. These measures are supplemental measures of the operating performance of our restaurants and are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures.

Restaurant contribution and restaurant contribution margin have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Management does not consider these measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, management believes that restaurant contribution and restaurant contribution margin are important tools for investors and other interested parties because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses these measures as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors.

Noodles & Company
Reconciliation of Debt to Net Debt
(in thousands, unaudited)

	As of
	March 30, 2021	March 31, 2020
Current portion of long-term debt	$1,125	$750
Long-term debt, net	36,018	85,382
Less: Cash and cash equivalents	3,117	50,530
Net debt	$34,026	$35,602
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Net debt is a non-GAAP financial measure. The most comparable GAAP measure, calculated as long-term obligations plus short-term borrowings minus cash and equivalents. Management believes that net debt is an important measure to monitor leverage and evaluate the balance sheet. With respect to net debt, cash and equivalents are subtracted from the GAAP measure because they could be used to reduce the Company’s debt obligations. A limitation associated with using net debt is that it subtracts cash and equivalents and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. Management believes that investors may find it useful to monitor leverage and evaluate the balance sheet.